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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of AirTouch Communications, Inc. of our report dated February 1, 1996, on our audits of the consolidated financial statements and financial statement schedule of CMT Partners as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994 and for the four-month period ended
December 31, 1993, which reports are included in AirTouch Communications, Inc.'s 1995 Annual Report on Form 10-K, as amended.



/s/ Coopers & Lybrand L.L. P.

San Francisco, California
December 12, 1996


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